Exhibit 99.1

John Tietjen	Edward Nebb/Seth Linden
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	Dukas Public Relations
john.tietjen@sterlingbancorp.com	seth@dukaspr.com
212.757.8035	212.704.7385, Ext. 104

STERLING BANCORP TO PARTICIPATE IN STIFEL NICOLAUS & CO.
FINANCIAL INSTITUTIONS CONFERENCE
New York, N.Y., December 3, 2007 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today announced that President John C. Millman and other Company executives will participate in the Stifel Nicolaus & Co. Financial Institutions Investor Conference, taking place on Thursday, December 6, 2007 at the Waldorf Astoria Hotel in New York City.
The Sterling Bancorp session will commence at 3:30 p.m. Eastern Time.
A copy of the Sterling Bancorp investor presentation will be available on the Company’s website, www.sterlingbancorp.com, on December 6.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.0 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring and accounts receivable management, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey and North Carolina and conducts business throughout the U.S.
# # #